UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5103	72-0496921
(Commission File Number)	(IRS Employer
Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	On March 5, 2012, Barnwell Industries, Inc. held an annual meeting of stockholders.

(b)           At the meeting, stockholders voted on the election of directors and the ratification of KPMG, LLP as the independent auditors for fiscal year 2012.  A total of 7,193,164 shares of Barnwell’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy. All nominees were elected and the ratification of KPMG LLP as the independent auditors for fiscal year 2012 was approved.  The results of the meeting were as follows:

	For	Withheld/ Against	Abstain	Broker Non-Votes
1. Directors

Morton H. Kinzler	4,890,238	899,096		1,403,830
Martin Anderson	5,654,608	134,726		1,403,830
Murray C.Gardner	5,657,423	131,911		1,403,830
Alexander C. Kinzler	4,929,258	860,076		1,403,830
Russell M. Gifford	4,908,238	881,096		1,403,830
Diane G. Kranz	5,661,323	128,011		1,403,830
Kevin K. Takata	5,662,723	126,611		1,403,830
Ahron H. Haspel	5,659,108	130,226		1,403,830
Robert J. Inglima, Jr.	5,662,808	126,526		1,403,830

2. Ratification of Independent Auditors	7,095,000	91,670	6,494	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 5, 2012

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and
Chief Financial Officer